EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT




                                                             State or Providence
                                                               of Incorporation
Company                                                        or Organization
-------                                                        ---------------

Kimmins Contracting Corp.......................................  Florida

Kimmins Ltd....................................................  Ontario, Canada

Kimmins Industrial Service Corp................................  Delaware

Kimmins Abatement Corp.........................................  Delaware

ThermoCor Kimmins, Inc.........................................  Florida
   (f/k/a Kimmins Thermal Corp.)

Kimmins Specialty Contracting, Inc.............................  Florida

Kimmins Associates, Inc........................................  Delaware

Kimmins Equipment Leasing Corp................................   Florida

TransCor Waste Services, Inc...................................  Florida

Bay Area Recycling and Fibers, Inc.............................  Florida

Kimmins Incorporated...........................................  Texas

Kimmins International..........................................  Florida

Factory Street Corporation.....................................  Tennessee